[EXHIBIT 16.2]

BAUM & COMPANY, P.A.
--------------------------------------------------------------------------
                                              Certified Public Accountants



July 5, 2002


Securities & Exchange Commission
Washington, DC  20549



RE:  RAM Venture Holdings Corporation
     Form 8K-A


We have read the statements that RAM Venture Holdings Corporation
(the Registrant) has made in its Form 8K-A dated July 5, 2002 regarding changes in the Registrant's auditors. We agree with the statements and revised disclosures made therein.


/s/Joel S. Baum

Joel S. Baum, CPA
Baum & Company, P.A.
Coral Springs, Florida














       1515 University Drive * Suite 209 * Coral Springs, Florida 33071
Tel: 954-752-1712 * 1-888-CPA-3770 * Fax: 954-752-7041 * E-mail: jbaumcpa.com